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                    SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------

                                    FORM 8-K

                           CURRENT REPORT PURSUANT TO
                           SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                  May 11, 2005

                                ---------------

                             GLOBECOMM SYSTEMS INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

       000-22839                                         11-3225567
(COMMISSION FILE NUMBER)                    (I.R.S. EMPLOYER IDENTIFICATION NO.)

                                 45 Oser Avenue
                            Hauppauge, New York 11788
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 (631) 231-9800
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                                 Not Applicable
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         Under the recently issued Financial Accounting Standards Board
Statement No. 123, "Share-Based Payment (revised 2004)" (FAS 123R), Globecomm
Systems Inc. (the "Company") will be required to apply the expense recognition provisions under FAS 123R beginning with the first quarter of its 2006 fiscal year, which begins on July 1, 2005.

         On May 11, 2005, in response to FAS 123R, the Board of Directors of the
Company, upon recommendation of its Compensation Committee, approved an acceleration of all unvested options granted to employees and directors under the Company's Amended and Restated 1997 Stock Incentive Plan. As a result of the acceleration, options to acquire 863,497 shares of the Company's common stock became immediately exercisable. In order to prevent unintended personal benefit to directors and executive officers, the Board of Directors, upon recommendation of its Compensation Committee, imposed restrictions on any shares received through the exercise of accelerated options held by those individuals. These restrictions prevent their sale of stock obtained through exercise of an accelerated option prior to the earlier of the original vesting date or the individual's termination of employment. The restrictions apply to 306,220 options.

         As a result of the acceleration, the Company is not expected to be required to recognize anticipated stock option expense of approximately $0.6 million in fiscal 2006, $0.4 million in fiscal 2007 and $0.1 million in fiscal
2008. A one-time non-cash compensation charge of $0.1 million will be recorded in the fourth quarter of fiscal 2005 as a result of the acceleration. The
Compensation Committee took this action with the belief that it is in the best interest of the shareholders, as it would reduce the compensation expense in future periods.

         In determining the equity component of its future compensation structure, the Company will take into account the impact of FAS 123R on its operating results.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                  Globecomm Systems Inc.
                  -----------------------------------
                  (Registrant)

                  By:    /s/ Andrew C. Melfi
                         -------------------
                  Name:  Andrew C. Melfi
                  Title: Vice President, Chief Financial Officer and
                         Treasurer (Principal Financial and Accounting Officer)

Dated: May 13, 2005